EXHIBIT 10.14

                          SITE DEVELOPMENT AND HOSTING
                                    AGREEMENT


         This AGREEMENT, dated as of February 23, 2001 (the "Effective Date"), is by and between UNIVERSITY.COM, INC., a Minnesota corporation with its principal place of business at 800 Washington Avenue, Suite 508, Minneapolis, Minnesota 55401, a wholly owned subsidiary of ENTREPORT CORPORATION, a Florida corporation with its principal place of business at 2970 Business Park Drive, Suite B, Vista, California 92083 (collectively referred to as "UNIVERSITY.COM"), and GMAC Real Estate, LLC, a Delaware limited liability company, with a place of business at 1912 Grand Ave. Des Moines, IA 50309 ("GMACRE").

         WHEREAS, UNIVERSITY.COM is in the business of developing and hosting private-label, on-line training and education websites for use by companies in training employees, contractors and other service providers;

         WHEREAS, GMACRE is engaged in the franchising of real estate brokerage companies specializing in the marketing of real estate and related services.

         WHEREAS, GMACRE desires to engage UNIVERSITY.COM to develop and implement a customized, on-line education and training program for use by the owners, brokers, agents and employees of the GMACRE franchised companies ("GMACRE Users"); and

         WHEREAS, UNIVERSITY.COM desires to perform such services for GMACRE pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter set forth, the parties agree as follows:

         1. DEFINITIONS

                  1.1 "CONFIDENTIAL INFORMATION" shall mean all proprietary information of a party, including, without limitation, specifications, diagrams, information, data, materials, prototypes or models relating to a party's products, services, programs, markets, customers, suppliers, inventions, procedures, designs, research and development, business plans, pricing structures, financial projections, organizations, employees, associates or consultants or any other similar aspects of the present or future business of either party.

                  1.2 "COURSES" shall mean the general real estate and professional business training courses listed on Exhibit A and B, and any courses developed by UNIVERSITY.COM using the GMACRE Course Content, which shall be offered to GMACRE Users on the Site.

                  1.3 "COURSE CONTENT" shall refer collectively to the UNIVERSITY.COM Course Content, EntrePort Course Content, GMACRE Course Content, GMACRE Third Party Course Content and UNIVERSITY.COM Third Party Course Content, and any updates or revisions thereto.

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                  1.4 "ENTREPORT COURSE CONTENT" shall mean all educational
materials and learning components created by EntrePort Corporation, prior to the Effective Date, or created by EntrePort and included in the Courses pursuant to this Agreement, and licensed to GMACRE hereunder.

                  1.5 "ENTREPORT COURSES" shall mean the just-in-time training modules containing general real estate and professional training courses listed on Exhibit B.

                  1.6 "GMACRE COURSE CONTENT" shall mean all educational materials and learning components created by GMACRE for the Courses and provided to UNIVERSITY.COM by GMACRE for inclusion in the Courses.

                  1.7 "GMACRE COURSE CONTENT ADDENDUM" shall mean the addendum, in a form substantially similar to Exhibit G, that GMACRE shall provide to UNIVERSITY.COM from time to time to amend the GMACRE Course Content Schedule and to authorize and provide additional GMACRE Course Content to UNIVERSITY.COM for development of Courses incorporating the GMACRE Course Content.

                  1.8 "GMACRE COURSE CONTENT SCHEDULE" shall mean the schedule attached hereto as Exhibit F, which will be revised as necessary, pursuant to which the GMACRE Course Content shall be delivered to UNIVERSITY.COM by GMACRE, and the fee to be paid by GMACRE to UNIVERSITY.COM for development of Courses incorporating the GMACRE Course Content shall be paid.

                  1.9 "GMACRE INTRANET" shall mean GMACRE's secure (accessible by users with valid user ids and passwords furnished by GMACRE), internal, intranet website.

                  1.10 "GMACRE MATERIALS" shall refer collectively to the GMACRE Course Content and the GMACRE Site Content.

                  1.11 "GMACRE SITE CONTENT" shall mean GMACRE designs, trademarks, logos, text, images, graphics and other material provided to UNIVERSITY.COM by GMACRE for inclusion on the Site in an electronic format reasonably acceptable to UNIVERSITY.COM.

                  1.12 "GMACRE THIRD PARTY COURSE CONTENT" shall mean all educational, technical and other content for the Courses licensed by GMACRE from a third party that are included in the Site. Inclusion of such content on the Site is subject to approval by UNIVERSITY.COM per Section 2.6 and subject to technical integration and feasibility as reasonably determined by UNIVERSITY.COM.

                  1.13 "GMACRE USER" shall mean an individual or entity who has been issued a password by UNIVERSITY.COM, or GMACRE, for access to the Site. Initially, UNIVERSITY.COM will facilitate the issuance of passwords to the Site until such time as the security features have been implemented by GMACRE on its intranet.

                  1.14 "PRODUCTION DATE" shall mean the date on which the Site is first available on the GMACRE Intranet for use by all GMACRE Users.

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                  1.15 "VIRTUAL UNIVERSITY" shall mean UNIVERSITY.COM's
proprietary software for delivering on-line, real estate-specific business training courses and related course management services.

                  1.16 "SITE" shall mean the private-label, on-line training and education website developed and hosted by UNIVERSITY.COM, and accessible via the GMACRE Intranet.

                  1.17 "SITE CONTENT" shall mean all text, images, graphics and other materials on the Site.

                  1.18 "SPECIFICATIONS" shall mean the functional and design specifications for the Site set forth in Exhibit C hereto.

                  1.19 "UNIVERSITY.COM COURSES" shall mean the general real estate and professional training courses listed on Exhibit A.

                  1.20 "UNIVERSITY.COM COURSE CONTENT" shall mean all educational materials and learning components created by UNIVERSITY.COM prior to the Effective Date, or created by UNIVERSITY.COM and included in the Courses pursuant to this Agreement, and licensed to GMACRE hereunder.

                  1.21 "UNIVERSITY.COM MATERIALS" shall mean the UNIVERSITY.COM Courses, the UNIVERSITY.COM Course Content, and the designs, layout, structure, sequence, organization, text, images, graphics, audio clips, software and other material contained on or within the Site, excluding the GMACRE Materials.

                  1.22 "UNIVERSITY.COM THIRD PARTY COURSE CONTENT" shall mean all educational, technical and other content for the Courses licensed by UNIVERSITY.COM from a third party, excluding the GMACRE Content, that are included in a Course.

                  1.23 "USER AGREEMENT" shall mean the license agreement attached hereto as Exhibit D (to be provided), and as may be revised from time to time, pursuant to which GMACRE Users will access the Site and use the Course Content.

         2. UNIVERSITY.COM OBLIGATIONS; RIGHT OF REMOVAL

          Pursuant to the terms of this Agreement, UNIVERSITY.COM shall perform the following services:

                  2.1 SITE DESIGN AND CUSTOMIZATION. UNIVERSITY.COM shall design and customize the Site in accordance with mutually agreeable Specifications. UNIVERSITY.COM waives the license, setup and private label fee.

                  2.2 COURSE DEVELOPMENT. UNIVERSITY.COM shall, using the Course Content, develop the Courses, and make them available to GMACRE Users via the Site pursuant to the User Agreement. Development of Courses incorporating the GMACRE Course Material will be authorized by and pursuant to their respective GMACRE Course Content Addendum.

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                  2.3 ACCEPTANCE. All Site Design, Customization and Course
Development ("Services") shall at all times be subject to GMACRE's reasonable satisfaction and approval as provided herein. UNIVERSITY.COM shall provide GMACRE with reasonably detailed specifications for the Services. GMACRE shall approve the final Specifications before UNIVERSITY.COM commences the Services. Thereafter, any changes made by GMACRE to the Specifications shall result in additional charges to be paid by GMACRE at the rate of $150 per hour to implement the changes to the Specifications. Upon approval of the final Specifications, the parties will develop a mutually agreeable production schedule for the performance of the Services.

                  2.4 SITE HOSTING. UNIVERSITY.COM shall host the Site on the server located at its data center in Minneapolis, Minnesota. Commencing on the Production Date, UNIVERSITY.COM will use commercially reasonable efforts to make the Site continuously available to GMACRE Users, with the exception of: (a) scheduled maintenance and required repairs, and (b) any loss or interruption of hosting services due to causes beyond UNIVERSITY.COM's control, including, without limitation, interruption or failure related to the GMACRE Intranet, or telecommunication or digital transmission links, and Internet failures or shut downs and third party DNS hosting failures. UNIVERSITY.COM will maintain a copy of the system source code for the Site, updated within 30 days of any changes being made, at Wells Fargo Bank in Minneapolis, MN in a secured safe deposit box. This location is subject to change and GMACRE will be provided with written notice of any such location change within 90 days of such change. Access to the safe deposit box shall be limited pursuant to a mutually acceptable access agreement that provides access rights to GMACRE only upon the happening of certain events.

                  2.5 SITE MAINTENANCE AND TECHNICAL SUPPORT. UNIVERSITY.COM will use commercially reasonable efforts to provide GMACRE with reasonable assistance to maintain and update the Site during the term of this Agreement, and shall provide standard technical assistance to GMACRE and GMACRE Users in the operation and use of the Site and the Courses, all in accordance with Exhibit E hereto. Any additional maintenance services will be provided for a fee, which shall be negotiated between the parties.

                  2.6 RIGHT OF REMOVAL AND USER TERMINATION. Upon notice to GMACRE, UNIVERSITY.COM shall have the right to remove from, or refuse to include on, the Site, any GMACRE Materials which UNIVERSITY.COM reasonably believes are unlawful, distasteful or violate the rights of a third party (including, without limitation intellectual property rights). Upon notice to GMACRE, UNIVERSITY.COM shall have the right to suspend or terminate the password and account of any GMACRE User that is in violation of the terms of the User Agreement.

                  2.7 PROMOTION BY UNIVERSITY.COM. To promote the Site, UNIVERSITY.COM will provide GMACRE with promotional efforts as more particularly set forth in Exhibit "H" hereto.

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         3. GMACRE OBLIGATIONS.

                  3.1 DELIVERY OF GMACRE SITE CONTENT. Within 30 days from the Effective Date, GMACRE shall deliver to UNIVERSITY.COM the GMACRE Site Content to be included on the Site.

                  3.2 DELIVERY OF GMACRE COURSE CONTENT AND GMACRE THIRD PARTY COURSE CONTENT. GMACRE Course Content and GMACRE Third Party Course Content will be delivered in accordance with the GMACRE Course Content Schedule, as such is amended from time to time by the GMACRE Course Content Addenda.

                  3.3 CONTENT CONTROL. GMACRE will be solely responsible for creating, reviewing and authorizing modifications to the GMACRE Materials. GMACRE acknowledges that UNIVERSITY.COM is acting as a passive conduit for the distribution and publishing of the GMACRE Materials. UNIVERSITY.COM has no obligation, and undertakes no responsibility, to GMACRE to review the GMACRE Content to determine whether any such content may incur liability by GMACRE to third parties.

                  3.4 PROMOTION BY GMACRE. GMACRE will promote the Site as more particularly set forth in Exhibit "H" hereto.

                  3.5 EXCLUSIVITY. Except as provided below, GMACRE agrees that during the Initial Term (as defined below) of this Agreement, UNIVERSITY.COM shall be GMACRE's exclusive source for online training and online education for the GMACRE Users and shall have the exclusive rights for development and management of the GMACRE Site. With regard to web conferencing software and services, the above exclusivity provisions shall not be applicable.

         4. PASSWORD ADMINISTRATION

                  4.1 EXISTING USERS OF GMACRE INTRANET. GMACRE will provide UNIVERSITY.COM with all reasonable information requested by it to facilitate the issuance by UNIVERSITY.COM of passwords for access to the Site to those individuals who are authorized by GMACRE to use the GMACRE Intranet as of the Effective Date.

                  4.2 NEW USERS OF GMACRE INTRANET. With regard to those individuals not authorized by GMACRE to access the GMACRE Intranet as of the Effective Date, UNIVERSITY.COM shall provide to GMACRE the source code necessary for placement by GMACRE of a form on the GMACRE Intranet (the "Registration Form") for the registration of, and issuance of passwords by UNIVERSITY.COM to, such individuals. GMACRE may modify the source code for the Registration Form solely for the purpose of entering user names in the appropriate field. GMACRE shall immediately submit to UNIVERSITY.COM completed Registration Forms and UNIVERSITY.COM shall immediately issue to such individuals a password for access to the Site.

                  4.3 USER LOG-IN. UNIVERSITY.COM shall provide to GMACRE the source code necessary for placement of a log-in form ("Log-in Form") on the GMACRE Intranet by GMACRE in a manner sufficient to facilitate the verification of GMACRE User information by UNIVERSITY.COM via its database each time a GMACRE User logs in to the Site. The Log-in Form will be used for access to the Site by all GMACRE Users. All source code and related materials provided to GMACRE by UNIVERSITY.COM relating to the Registration Form or the Log-in Form shall

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hereinafter be referred to as the "Registration Materials," and shall be subject to the terms of Section 5.1. Initially, new users will access the Site through the WWW.GMACMEMBERS.COM intranet. Thereafter, GMACRE Users may also go directly to the Site by logging in at WWW.GMACRE.UNIVERSITY.COM. Until such time as the security features are implemented on the WWW.GMACMEMBERS.COM intranet, UNIVERSITY.COM will use commercially reasonably efforts to facilitate the issuance of passwords to the Site.

                  4.4 REGISTRATION FOR GMACRE LIVE COURSES. GMACRE offers a variety of live real estate related courses to the GMACRE Users (the "Live Courses"). UNIVERSITY.COM shall develop an area on the Site for the GMACRE Users to register for the Live Courses. GMACRE will provide UNIVERSITY.COM with course titles, times and locations for the Live Courses that GMACRE elects to post on the Site as they are scheduled by GMACRE. GMACRE will use that information to constantly update the registration information. UNIVERSITY.COM will collect payment from the GMACRE Users for the Live Courses remitting it to GMACRE in accordance with the payment terms in Section 6.9 minus fifteen percent (15%) of the total amount paid by the GMACRE User, which will be UNIVERSITY.COM's fee for this service. UNIVERSITY.COM will provide GMACRE with monthly reports updating GMACRE on registration for each Live Course. The reports will include, a breakdown of monies collected from the GMACRE Users, contact information for each registrant and a running total of the number of registrants for each Live Course. UNIVERSITY.COM shall also be permitted to list its live seminars in the Registration area and at the seminars, UNIVERSITY.COM will promote the GMACRE Center benefits.

         5. LICENSE GRANTS.

                  5.1 UNIVERSITY.COM MATERIALS, UNIVERSITY.COM THIRD PARTY COURSE CONTENT AND REGISTRATION MATERIALS. Subject to the terms of this Agreement, UNIVERSITY.COM hereby grants to GMACRE a non-exclusive, non-transferable, limited license, without right of sublicense, to access, display and use the Site, the UNIVERSITY.COM Materials, UNIVERSITY.COM Third Party Course Content and the Registration Materials. GMACRE shall not, and shall not knowingly allow any third party (including, without limitation any GMACRE
User) to, download or otherwise reproduce or distribute the UNIVERSITY.COM Materials, the UNIVERSITY.COM Third Party Course Content or the Registration Materials, or modify, reverse engineer, decompile or disassemble any UNIVERSITY.COM Materials, the UNIVERSITY.COM Third Party Course Content or the Registration Materials except as expressly permitted by this Agreement or the User Agreement. GMACRE shall not allow any third party, with the exception of GMACRE Users, to access the Site or any UNIVERSITY.COM Materials contained therein. GMACRE acknowledges and agrees that use of the UNIVERSITY.COM Third Party Course Content is subject to UNIVERSITY.COM's agreements with its licensors, and that such licensors may have the right to modify or terminate UNIVERSITY.COM's right to use and sub-license the UNIVERSITY.COM Third Party Course Content at any time.

                  5.2 GMACRE SITE CONTENT. Subject to the terms of this Agreement, GMACRE hereby grants to UNIVERSITY.COM for the term of this Agreement, a revocable, nonexclusive, royalty-free worldwide license, without right of sublicense, to use the GMACRE Site Content, but limited to the use set forth in this Agreement. GMACRE grants no rights other than explicitly granted herein, and UNIVERSITY.COM shall not exceed the scope of its license.

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                  5.3 GMACRE COURSE CONTENT. Subject to the terms of this
Agreement, GMACRE hereby grants to UNIVERSITY.COM for the term of this Agreement, a revocable, non-exclusive royalty-free worldwide license, without right of sublicense, to use the GMACRE Course Content, but limited to the use set forth in this Agreement. UNIVERSITY.COM acknowledges and agrees that use of the GMACRE Third Party Course Content is subject to GMACRE's agreements with its licensors, and that such licensors may have the right to modify or terminate GMACRE's right to use and sublicense the GMACRE Third Party Course Content at any time.

                  5.4 TRADEMARK LICENSES.

         (a) UNIVERSITY.COM hereby grants to GMACRE, subject to the terms of this Agreement, a non-exclusive, non-transferable, royalty-free right, without right of sublicense, to use the UNIVERSITY.COM trademark solely to promote the use of the Site by GMACRE Users as set forth herein.

         (b) GMACRE hereby grants to UNIVERSITY.COM, subject to the terms of this Agreement, a non-exclusive, non-transferable, royalty-free right, without right of sublicense, to use the GMAC Real Estate logo and trademarks (hereinafter "GMACRE trademarks"), but limited to the use set forth in this Agreement.

         6. FEES AND PAYMENT.

All fees payable hereunder will be paid in U.S. Dollars.

                  6.1 MAINTENANCE AND SUPPORT FEE. UNIVERSITY.COM will not charge GMACRE for maintenance and support of the Site as set forth herein, provided the hosting of the Site continues at UNIVERSITY.COM's server in Minneapolis, MN. In the event that it becomes necessary to co-locate the Site hosting on any other server, then said fees shall be subject to adjustment, as mutually and reasonably agreed upon by the parties.

                  6.2 COURSE DEVELOPMENT FEES. GMACRE shall pay UNIVERSITY.COM a fee for each developed hour of Course Content created by UNIVERSITY.COM hereunder, using the GMACRE Course Content provided to UNIVERSITY.COM pursuant to the GMACRE Course Content Schedule in Exhibit F, as amended from time to time by various GMACRE Course Content Addenda, Exhibit G. Following an initial ninety
(90) day test period for the Site, GMACRE may, at its option, re-purpose up to ten (10) hours of existing GMACRE classroom curriculum for delivery over the Site. GMACRE shall pay UNIVERSITY.COM a flat rate of $30,000 for the first ten hours of developed Course Content payable as follows: 50% on the execution of this Addendum and 50% upon delivery of the ten hours of developed Course Content over the Site. A "developed hour" of content shall be a Course that consists of 10-12 five-minute lessons, depending upon the content and subject matter thereof. In the event that GMACRE elects to re-purpose the GMACRE classroom curriculum on a per hour basis, GMACRE shall pay UNIVERSITY.COM the discounted rate of Four Thousand Dollars ($4,000) per developed hour of Course Content. The Course development fee for each Course, as set forth in the GMACRE Course Content Schedule and the GMACRE Course Content Addendum, shall be due and payable as follows: 50% of the Course development fee on the execution of the GMACRE Course Content Addendum, and 50% of the Course development fee upon delivery by UNIVERSITY.COM of the relevant Course to GMACRE.

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                  6.3 SYSTEM MODIFICATION FEES. From time to time, GMACRE may request that UNIVERSITY.COM modify the system to meet specific requirements as identified by GMACRE. In such instance, UNIVERSITY.COM shall provide a proposal to GMACRE describing the system modifications and proposed fees. The parties will mutually and reasonably agree upon the terms of such system modifications and this Agreement shall be amended by the parties in writing to cover such system modifications.

                  6.4 UNLIMITED ACCESS FEE. Through the Site, GMACRE Users will have access to the EntrePort Courses and the UNIVERSITY.COM Courses. UNIVERSITY.COM will charge the GMACRE Users the discounted rate of $19.95 per month for access to the Courses as set forth on Exhibit A and B. This fee is subject to change and special promotions. Courses subject to third party licensing or royalty fees may be deleted from the Unlimited Access Fee program and made available on a pay per view basis at UNIVERSITY.COM's sole discretion.

                  6.5 PAY-PER-VIEW FEE. UNIVERSITY.COM may, for certain Courses, charge each GMACRE User, pursuant to the terms of the User Agreement, a fee each time a Course is viewed ("Pay-Per-View Fee").

                  6.6 PREMIUM TRAINING SERVICES. UNIVERSITY.COM may charge a GMACRE User an annual fee for access to certain premium training services, including but not limited to "ask the experts", coaching and individualized marketing tools. Such annual fees will be equal to or less than UNIVERSITY.COM's generally published rates for such premium training services.

                  6.7 CONTINUING EDUCATION FEES. Continuing education content may be offered on the Site in order to permit GMACRE Users to obtain credit pursuant to state licensing requirements. All continuing education content offered on the Site will be provided on a pay-per-credit basis. The rates to be charged for continuing education content will be equal to or less than UNIVERSITY.COM's generally published industry rates for such content.

                  6.8 FREE MEMBERSHIPS. UNIVERSITY.COM agrees to waive the unlimited access fee to the Courses to twenty five (25) GMACRE Users as chosen by GMACRE in its sole discretion. Each of these twenty-five (25) GMACRE Users shall be an actively producing agent. Each GMACRE User selected for the free access shall agree to provide at least one ten-minute follow-up interview, during which the GMACRE User will provide information and answers to questions posed by UNIVERSITY.COM. The information and quotations obtained in the interview may be used by UNIVERSITY.COM as an endorsement or testimonial as to the benefits of the Courses.

                  6.9 REVENUE SHARING COMPENSATION. Commencing with the first calendar quarter following the Production Date, UNIVERSITY.COM shall pay to GMACRE a percentage of net Course revenue generated from the Site, including the Pay-Per-View Fee, Unlimited Monthly Access Fee revenues and the Continuing Education Fee, collected by UNIVERSITY.COM, less any content license fees, royalty fees or other payments required to be made for delivery of the Course Content, as follows (i) 5% for 1 to 5,000 GMAC members, (ii) 10% for 5,001 to 10,000 GMAC members, or (iii) 15% for 10,000 or more GMAC members.

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                  UNIVERSITY.COM shall also pay GMACRE ten percent (10%) of all net e-commerce revenue generated from the Site (i.e. the bookstore). E-commerce revenue includes, but is not limited to, books, tapes, software, programs, seminars, coaching services, technology products and products offered through strategic partners.

                  Such payments to GMACRE shall be due and payable no later than thirty (30) days after the end of each calendar quarter. Payments due pursuant to this Section 6.9 shall be accompanied by a report setting forth the number of current members, Pay-Per-View Fee revenues, Unlimited Monthly Access Fee revenues and e-commerce revenues received by UNIVERSITY.COM in the preceding quarter.

                  UNIVERSITY.COM shall maintain the books and records used to calculate the payments due to GMACRE under this section during the term of this Agreement. Said records shall be made available to GMACRE, upon reasonable notice and during regular business hours, for GMACRE's examination and inspection.

                  6.10 TAXES. UNIVERSITY.COM shall, in addition to the payments required hereunder, pay all applicable sales, use, transfer or other taxes, however designated, which are levied or imposed by reason of the transaction contemplated hereunder, if any; excluding, however, income taxes on income which may be levied against GMACRE. The parties agree that the determination of the amount of state and local sales and use taxes, if any, the jurisdiction to which such taxes are to be paid, and any other determinations of a substantive or procedural nature relating to such taxes, will be the responsibility and prerogative of UNIVERSITY.COM, in its sole discretion.

                  All such taxes shall be collected and remitted to the appropriate state by UNIVERSITY.COM. UNIVERSITY.COM shall have sole responsibility for the timely payment of all applicable state and local sales and use taxes, if any, with respect to a GMACRE User's purchases under this Agreement. UNIVERSITY.COM shall indemnify and hold GMACRE harmless from and against the amount of any claims, lawsuits or audits by state and local governmental agencies responsible for collecting sales and use taxes. GMACRE acknowledges that UNIVERSITY.COM will hold each GMACRE User who purchases on-line training or continuing education products responsible for payment of all applicable taxes, if any, in connection with that purchase.

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         7. PROPRIETARY RIGHTS.

                  7.1 UNIVERSITY.COM RIGHTS. Subject to the limited license granted to GMACRE hereunder, GMACRE acknowledges and agrees, and UNIVERSITY.COM represents, that UNIVERSITY.COM is the exclusive owner of all proprietary rights, including but not limited to copyrights, trademarks, patents and trade secrets, in and to the following

                  (a)      Virtual University and Real Estate University;

                  (b)      the UNIVERSITY.COM Materials;

                  (c)      the Site Content, exclusive of the GMACRE Site
                           Content;

                  (d)      the Courses, exclusive of the GMACRE Course Content;
                           and

                  (e)      the Registration Material.

                  7.2 GMACRE RIGHTS. Subject to the limited license granted to UNIVERSITY.COM hereunder, UNIVERSITY.COM acknowledges and agrees that GMACRE is the exclusive owner of all proprietary rights, including but not limited to copyrights, trademarks, patents and trade secrets, in and to the GMACRE Materials.

                  7.3 UNIVERSITY.COM acknowledges and agrees that all GMACRE Materials developed or prepared for GMACRE by UNIVERSITY.COM utilizing the GMACRE Course Content or GMACRE Third Party Course Content ("Work Product") are Confidential Information and shall be considered a work made for hire. GMACRE shall be the owner of all right, title and interest in and to the Work Product, including the copyright thereto.

         Notwithstanding the foregoing, UNIVERSITY.COM reserves all rights in and to the UNIVERSITY.COM rights set forth in Section 7.1.

         8. TERM AND TERMINATION.

                  8.1 TERM. This Agreement shall commence on the Effective Date and shall remain in full force and effect for a period of two (2) years (the "Initial Term") from and after the Production Date, except as provided in paragraph 8.2(c) below. Thereafter, this Agreement shall automatically renew for successive one year terms unless either party shall give written notice to the other of its intention to terminate the Agreement ("Renewal Term(s)") prior to the end of the then current term pursuant to this Agreement..

                  8.2 TERMINATION. This Agreement may be terminated prior to the expiration hereof as follows:

         (a) Either party may terminate this Agreement at any time by giving notice in writing to the other party if the other party files a petition of any type as to its bankruptcy, is declared bankrupt, becomes insolvent, makes an assignment for the benefit of creditors, goes into liquidation or receivership, or otherwise loses legal control of its business;

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          (b) Either party may terminate this Agreement at any time by giving notice in writing to the other party if the other party is in material breach of this Agreement, and has failed to cure such breach within thirty (30) days of the receipt of written notice of breach from the non-breaching party;

         (c) At any time following six (6) months from the Production Date, GMACRE may give six months' notice of its intent to terminate this Agreement (the "Termination Notice"). In the event that GMACRE elects to serve a Termination Notice pursuant to this subsection during the time period from six
(6) months to one (1) year following the Production Date, GMACRE shall pay to UNIVERSITY.COM a termination fee in the amount of $150,000. In the event that the Termination Notice is served during the time period from one (1) year to two
(2) years following the Production Date, the termination fee shall be $75,000. The termination fee shall be paid as follows: (i) one-half at the time of service of the Termination Notice and (ii) one-half at the time of completion of those items required by University.com to effectuate a disassociation from GMACRE with regard to the matters covered in this agreement. The termination fee shall be considered liquidated damages, and not a penalty of any kind.

                  8.3 RIGHTS AND OBLIGATIONS ON TERMINATION. If this Agreement is terminated for any reason, the parties shall have the following rights and obligations:

         (a) Termination of this Agreement shall not release either party from the obligation to make payment of all amounts then or thereafter due and payable;

         (b) All licenses granted pursuant to Article 5, and the respective licensee's rights and obligations thereunder, shall automatically terminate; and

         (c) The parties' respective rights and obligation under Articles 7, and 9 through 12, and Sections 8.3, and 8.4 shall survive termination of this Agreement.

                  8.4 NO COMPENSATION. The parties agree that, without prejudice to any other remedies at law or in equity that either party may have in respect of any breach of this Agreement, neither party shall be entitled to or claim that it is entitled to any other compensation or like payment as a result of or arising out of any termination in accordance with this Article 8, whether claimed as loss of good will, lost profits, lost investments, or otherwise.

         9. CONFIDENTIAL INFORMATION AND USE OF DATA

                  9.1 OBLIGATION. All Confidential Information shall be deemed confidential and proprietary to the party disclosing such information hereunder. Each party may use the Confidential Information of the other party during the term of this Agreement only as permitted or required for the receiving party's performance hereunder. The receiving party shall not disclose or provide any Confidential Information to any third party and shall take reasonable measures to prevent any unauthorized disclosure by its employees, agents, contractors or consultants during the term hereof including appropriate individual nondisclosure agreements. The foregoing duty shall survive any termination or expiration of this Agreement.

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

                  9.2 EXCLUSIONS. The following shall not be considered Confidential Information for purposes of this Article 9: (i) information which is or becomes in the public domain through no fault or act of the receiving party; (ii) information which was independently developed by the receiving party without the use of or reliance on the disclosing party's Confidential Information; (iii) information which was provided to the receiving party by a third party under no duty of confidentiality to the disclosing party; or (iv) information which is required to be disclosed by law, provided, however, prompt prior written notice thereof shall be given to the party whose Confidential Information is involved.

                  9.3 TERMS OF AGREEMENT. The parties acknowledge and agree that the terms of this Agreement are deemed confidential pursuant to this Article 9, and therefore may not be disclosed without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided however, that any of the parties hereto may disclose such information when required by applicable law.

                  9.4 DURATION; SURVIVING OBLIGATION. Each party's obligations of non-use and non-disclosure of the other party's confidential information shall apply during the term of this Agreement, and shall also survive for a period of five (5) years after its termination for any reason.

                  9.5 USE OF DATA. UNIVERSITY.COM shall not, during the term of this Agreement sell or rent to any third party, any customer list compiled as a result of identification of the GMACRE Users, and shall not solicit GMACRE Users for the sale of any products or services not expressly provided for under this Agreement without the prior written consent of GMACRE.

         10. WARRANTIES

                  10.1 MUTUAL REPRESENTATIONS, WARRANTIES AND COVENANTS. UNIVERSITY.COM and GMACRE each represent, warrant and covenant to the other that:

         (a) it is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation and has the requisite power to own its assets and properties and to carry on its business as now being and heretofore conducted;

         (b) the execution, delivery and performance of this Agreement have been duly authorized, do not violate its certificate of incorporation, by-laws or similar governing instruments or applicable law and do not, and with the passage of time will not, materially conflict with or constitute a breach under any other agreement, judgment or instrument to which it is a party or by which it is bound;

         (c) this Agreement is the legal, valid and binding obligation of such party, enforceable in accordance with its terms; and

         (d) it will not knowingly distribute on the Site any content that (i) infringes any copyright, patent right, trademark right, publicity right or other right of any third party, (ii) violates any law or regulation, including without limitation the laws and regulations governing export control, (iii) is libelous or defamatory, (iv) is pornographic or obscene, or (v) contains viruses, trojan horses, worms, time bombs or cancelbots.

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                  10.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF GMACRE.
GMACRE represents, warrants and covenants that:

         (a) no authorization, consent or approval of, waiver or exemption by, or filing or registration with any public body, court, third party or authority is necessary on the part of GMACRE for the consummation by GMACRE of the transactions contemplated by this Agreement;

         (b) All claims or representations made by or for GMACRE about GMACRE or any products or services included in the Site will be true and correct (and shall remain true and correct) and in compliance with all applicable laws and regulations throughout the term of this Agreement;

         (c) the GMACRE Materials do not infringe or violate any copyright, patent, trademark, trade secret or other rights of any third party; and

                  10.3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF UNIVERSITY.COM. UNIVERSITY.COM represents, warrants and covenants that:

         (a) no authorization, consent or approval of, waiver or exemption by, or filing or registration with any public body, court, third party or authority is necessary on the part of UNIVERSITY.COM for the consummation by UNIVERSITY.COM of the transactions contemplated by this Agreement;

         (b) the UNIVERSITY.COM Materials do not infringe or violate any copyright, patent, trademark, trade secret or other rights of any third party; and

         (c) the Site will substantially conform the Specifications;

                  10.4 DISCLAIMER. Except as provided herein, UNIVERSITY.COM makes no warranty or representation, either express or implied, that access to or operation of the Site will be uninterrupted or error free. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES RELATING TO THE SITE OR ITS USE OR FUNCTIONALITY OR THE MATERIALS PROVIDED HEREUNDER, AND SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         11. INDEMNIFICATION AND LIMITATION OF LIABILITY

                  11.1 INDEMNIFICATION BY GMACRE. GMACRE shall defend, indemnify and hold harmless UNIVERSITY.COM, its officers, agents, directors, and employees against any and all claims, actions, proceedings, expenses, damages and liabilities (including, without limitation, reasonable attorneys' fees), arising out of or in connection with (a) any breach of this Agreement by GMACRE, including the representations, warranties and covenants herein, (b) the GMACRE Materials or the GMACRE Intranet, and any use thereof, including without limitation, any infringement or violation of any trademark, copyright, trade secret, patent or other proprietary right with respect thereto, and (c) any use of GMACRE's intellectual property rights permitted herein.

                  11.2 INDEMNIFICATION BY UNIVERSITY.COM. UNIVERSITY.COM shall defend, indemnify and hold harmless GMACRE, its officers, agents, directors, and employees against any and all claims, actions, proceedings, expenses, damages and liabilities (including, without limitation, reasonable attorneys' fees), arising out of or in connection with (a) any breach of this Agreement by UNIVERSITY.COM, including the representations, warranties and covenants herein,
(b) the UNIVERSITY.COM Materials, and any use thereof, including, without limitation, any infringement or violation of any trademark, copyright, trade secret, patent or other proprietary right with respect thereto, and (c) any use of UNIVERSITY.COM's intellectual property rights permitted herein.

                  11.3 PROCEDURE FOR INDEMNIFICATION. Whenever an indemnified party hereunder becomes aware of a claim, suit or proceeding as to which it believes it is entitled to indemnification under this Article 11, it shall give notice in writing to the indemnifying party, shall permit the indemnifying party to assume exclusive control of the defense or settlement of the matter, and shall provide, at the indemnifying party's expense, all authority, information and assistance which such party may reasonably request for purposes of such defense. The indemnified party may engage its own counsel, at its own expense, to monitor the defense of any such matter.

                  11.4 LIMITATION OF LIABILITY. EXCEPT FOR LIABILITY ARISING UNDER SECTIONS 11.1 (b) AND (c), AND SECTION11.2 (b) AND (c), IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES (INCLUDING DAMAGES FOR LOST PROFITS, LOST DATA, INTERRUPTED COMMUNICATIONS, LOST BUSINESS OPPORTUNITY, FAILURE OF TRANSMISSION SERVICE, PERSONAL INJURY OR THE LIKE) RESULTING FROM ANY BREACH OF WARRANTY, REPRESENTATION OR COVENANT OR ANY OTHER TYPE OF CLAIM ARISING FROM OR OUT OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, LIABILITY ARISING OUT OF CONTRACT, NEGLIGENCE, AND STRICT LIABILITY IN TORT OR WARRANTY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         12. MISCELLANEOUS

                  12.1 COMMUNICATIONS. Neither party shall (1) use or refer to in any press release, advertising, publicity, promotion, web site, marketing or other media or activities, any name, trade name, trademark or servicemark, logo, or other designation of the other party without such party's prior written approval; or (2) disclose that the parties have entered into this Agreement, without the other party's prior written approval, which shall not be unreasonably withheld.

                  12.2 DISPUTE RESOLUTION. Except for a breach of the confidentiality obligations contained in Article 9, any dispute, claim or controversy arising out of or in connection with this Agreement shall be settled by final and binding arbitration in San Diego County, California under the then applicable Commercial Arbitration Rules of the American Arbitration Association
(AAA). Any such arbitration shall be conducted by one (1) arbitrator appointed by mutual agreement of the parties or, failing such agreement, in accordance with said Rules.

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

                  12.3 RELATIONSHIP. This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. Each party is acting as an independent contractor.

                  12.4 ASSIGNMENT. Neither party shall have the right to assign or otherwise transfer its rights and obligations under this Agreement without the prior written consent of the other party; provided, however, UNIVERSITY.COM and GMACRE may assign this Agreement, or any rights or obligations hereunder, to an affiliate, subsidiary or any entity owned or controlled by it or its joint venture members, or pursuant to merger, consolidation, demutualization, change of control or corporate reorganization upon notice to the other party. This Agreement shall be binding upon, and inure to the benefit of, UNIVERSITY.COM and GMACRE and their successors and permitted assigns. Any prohibited assignment or transfer shall be null and void.

                  12.5 NOTICES. Notices permitted or required to be given hereunder shall be deemed sufficient if given by registered or certified mail, postage prepaid, return receipt requested, by private courier service, or by facsimile addressed to the respective addresses of the parties first set forth above, or at such other addresses as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon (a) receipt by the party to which notice is given, or (b) on the fifth (5th) day following domestic mailing or the tenth (l0th) day following international mailing, as may be the case, whichever occurs first.

                  12.6 ENTIRE AGREEMENT. This Agreement, including all Exhibits hereto which are incorporated herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all proposals, oral or written, and all negotiations, conversations, and discussions.

                  12.7 AMENDMENT. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or in part, except by written amendment signed by both parties hereto.

                  12.8 GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the State of California, without regard to its conflicts of laws rules.

                  12.9 SEVERABILITY. If any provision of this Agreement is found unenforceable under any laws or regulations applicable thereto, such provision terms shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other provisions of this Agreement.

                  12.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts and each such counterpart shall be deemed an original hereof.

                  12.11 WAIVER. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

                  12.12 REMEDIES. All remedies available to either party hereunder shall be cumulative in nature, and not exclusive.

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                  12.13 INDEPENDENT CONTRACTORS. The parties to this Agreement are independent contractors, and no agency, partnership, joint venture or employee-employer relationship is intended or created by this Agreement. Neither party shall have the power to obligate or bind the other party. Personnel supplied by UNIVERSITY.COM shall work exclusively for or be under contract to UNIVERSITY.COM and shall not, for any purpose, be considered employees or agents of GMACRE. UNIVERSITY.COM assumes full responsibility for the acts of such personnel while performing services hereunder and shall be solely responsible for their supervision, direction and control, compensation, benefits and taxes.

                  12.14 SURVIVAL. All provisions of this Agreement relating to proprietary rights, confidentiality and non-disclosure, indemnification and limitation of liability shall survive the completion of the Services or any termination of this Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.


UNIVERSITY.COM


         By    /S/  WILLIAM A. SHUE
               ----------------------
               William A. Shue,
               President


THE GMAC REAL ESTATE  , INC.


         By    /S/ CRAIG A. [ILLEGIBLE]
               ------------------------

               Senior V.P. -- Service

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